Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217361) and on Form S-3 (No. 333-221268) of Mammoth Energy Services, Inc. of our report dated August 14, 2017, relating to the financial statements of Sturgeon Acquisitions LLC, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 15, 2019